UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2022

NORTHERN TRUST CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware	001-36609	36-2723087
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois	60603
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 630-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.66 2/3 Par Value	NTRS	The NASDAQ Stock Market LLC
Depositary Shares, each representing 1/1,000th interest in a share of Series E Non-Cumulative Perpetual Preferred Stock	NTRSO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2022, Northern Trust Corporation (the “Corporation”) announced that Shundrawn A. Thomas, Executive Vice President and President—Asset Management, will be resigning from that position effective June 1, 2022 in order to pursue an outside entrepreneurial opportunity. In connection with his resignation, Mr. Thomas and the Corporation entered into a Transition Agreement (the “Agreement”) on May 3, 2022. Pursuant to the Agreement, provided that Mr. Thomas remains “retired from the industry” (as defined in the terms and conditions of his equity awards, as amended by the Agreement), a portion of Mr. Thomas’s time-based restricted stock units will continue to vest following his departure in accordance with their original vesting schedule and he will be entitled to receive a portion of the shares of stock underlying his performance stock units at the end of the applicable performance period, subject to the satisfaction of the applicable performance conditions. The portion of the restricted stock and performance stock units that he will be entitled to retain are as follows: 100% of the number of units originally granted in 2019 and 2020; 75% of the number of units originally granted in 2021; and 50% of the number of units originally granted in 2022. The remainder of Mr. Thomas’s outstanding equity awards will be forfeited in accordance with their terms. In consideration for the foregoing modifications of his outstanding equity awards, Mr. Thomas has agreed not to solicit any employees, clients or prospective clients of the Corporation or any of its subsidiaries or affiliates, in each case without the Corporation’s prior consent, for a period of three years following his departure, and to make himself available to the Corporation’s Chief Executive Officer and Head of Corporate Sustainability, Inclusion and Social Impact through December 31, 2022, upon the reasonable request of such officers. These covenants are in addition to an existing non-solicitation agreement to which Mr. Thomas is subject, which would prohibit the solicitation of certain employees, clients or prospective clients for one year following his departure.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Transition Agreement, dated as of May 3, 2022, by and between Northern Trust Corporation and Mr. Thomas.

99.1	Press release dated May 3, 2022.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2022

Northern Trust Corporation

By:	/s/ Brad A. Kopetsky
Brad A. Kopetsky
Senior Vice President, Associate General Counsel and Corporate Secretary

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